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                            The Catalyst Group, Inc.

                      Organization as of December 31, 1998
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
                                            State of
Name                                        Incorporation              Location of Business      Nature of Business
----                                        -------------              --------------------      ------------------
Ronald W. Cantwell                          N/A                        N/A                       100% ownership of The Catalyst
  (Individual)                                                                                   Group, Inc.

The Catalyst Group, Inc.                    Louisiana                  Vidalia, LA               100% ownership of Catalyst Vidalia
                                                                                                 Acquisition Corporation.

Catalyst Vidalia Acquisition                Louisiana                  Vidalia, LA               100% ownership of Catalyst Vidalia
   Corporation ("CVAC")                                                                          Holding Corporation and the sole
                                                                                                 member of Century Power,LLC.

Century Power, LLC                          Louisiana                  Edison, NJ                Owns 100% of the CVHC Participating
                                                                                                 Preferred Stock

Catalyst Vidalia Holding                    Louisiana                  Vidalia, LA               100% ownership of Catalyst Vidalia
   Corporation ("CVHC")                                                                          Corporation.

Catalyst Vidalia Corporation                Louisiana                  Lettsworth, LA            General Partner of Catalyst Old
                                                                                                 River Hydroelectric Limited
                                                                                                 Partnership with 50% interest in
                                                                                                 and 100% voting interest in such
                                                                                                 partnership. See expanded response
                                                                                                 to question 2.

Catalyst Old River Hydroelectric            A Louisiana Limited        Lettsworth, LA            Lessee of a 192-Megawatt
     Limited Partnership                    Partnership                                          hydroelectric facility in Concordia
                                                                                                 Parish, Louisiana. See expanded
                                                                                                 response to question 2.

Catalyst Construction Corporation           Delaware                   Collinsville, CT          Inactive, owned 100% by CVAC
     of Connecticut


Catalyst Energy Construction                Delaware                   Collinsville, CT          Inactive, owned 100% by CVAC
     Corporation

Catalyst Waste-to-Energy Corporation        Delaware                   --                        Inactive, owned 100% by CVAC

Obermeyer Hydraulic Turbines                Connecticut                --                        Inactive, owned 100% by CVAC

Catalyst Energy Systems Corporation         Delaware                   --                        Inactive, owned 100% by CVAC

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